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                                                                    EXHIBIT 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                         YEAR ENDED DECEMBER 31,
                                                      ---------------------------------------------------------
                                                        1999         2000        2001         2002       2003
                                                      ---------   ---------   ---------    ---------   --------
Consolidated pretax income from continuing
operations and equity investee                        $(302,843)  $(215,234)  $(348,052)   $(327,725)  $(39,734)

Share of distributed income of 50%-or-less-owned
affiliates net of equity pick-up                              -           -           -            -          -

Share of pretax loss of 50%-or-less-owned affiliate
with guaranteed debt net of equity pick-up                    -           -           -            -          -

Net amortization of debt discount and premium and
issuance expense                                              -           -           -          378      5,617

Amortization of capitalized interest                          -           -           -            -          -

Interest                                                 73,224      72,180      85,787       67,254     80,034

Interest portion of rental expense                        6,978       8,507       9,654        9,162     10,148

Less interest capitalized during the period                   -           -           -            -          -

Net amortization of debt discount and premium and issuance expense

Interest portion of rental expense                            -           -           -            -          -
                                                      ---------   ---------   ---------    ---------   --------
Earnings                                              $(222,641)  $(134,547)  $(252,611)   $(250,931)  $ 56,065
                                                      =========   =========   =========    =========   ========

Interest                                              $  73,224   $  72,180   $  85,787    $  67,254   $ 80,034

Net amortization of debt discount and premium and
issuance expense                                              -           -           -          378      5,617

Interest portion of rental expense                        6,978       8,507       9,654        9,162     10,148

Preferred stock dividend requirements of majority
-owned subsidiaries(non-interompany)                          -           -           -            -          -

Interest expense relating to guaranteed debt
of 50%-or-less-owned affiliate                                -           -           -            -          -
                                                      ---------   ---------   ---------    ---------   --------

Fixed Charges                                            80,202      80,687      95,441       76,794     95,799
                                                      =========   =========   =========    =========   ========

Ratio of Earnings to Fixed Charges                        (2.78)      (1.67)      (2.65)       (3.27)     (0.59)
                                                      =========   =========   =========    =========   ========

Coverage Deficiency                                    (302,843)   (215,234)   (348,052)    (327,725)    39,734

                                                                                  USD
                                                                                                PRO FORMA
                                                                                        -----------------------------
                                                                                                            NINE
                                                      NINE MONTHS      NINE MONTHS         YEAR            MONTHS
                                                         ENDED            ENDED            ENDED           ENDED
                                                      SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    SEPTEMBER 30,
                                                          2003            2004              2003            2004
                                                      -------------    -------------    ------------    -------------
Consolidated pretax income from continuing
operations and equity investee                           (15,267)        (36,755)         (19,906)         33,135

Share of distributed income of 50%-or-less-owned
affiliates net of equity pick-up                               -               -                -               -

Share of pretax loss of 50%-or-less-owned affiliate
with guaranteed debt net of equity pick-up                     -               -                -               -

Net amortization of debt discount and premium and
issuance expense                                               -          17,900           12,911               -

Amortization of capitalized interest                           -               -                -               -

Interest                                                  46,063          66,609           45,919          18,785

Interest portion of rental expense                         7,187           6,865           10,148           6,865

Less interest capitalized during the period                    -               -                -               -

Net amortization of debt discount and premium and issuance expense

Interest portion of rental expense                             -               -                -               -
                                                          ------          ------           ------          ------
Earnings                                                  37,983          54,619           49,072          58,785
                                                          ======          ======           ======          ======

Interest                                                  46,063          66,609           45,919          18,785

Net amortization of debt discount and premium and
issuance expense                                               -          17,900           12,911               -

Interest portion of rental expense                         7,187           6,865           10,148           6,865

Preferred stock dividend requirements of majority
-owned subsidiaries(non-interompany)                           -               -                -               -

Interest expense relating to guaranteed debt
of 50%-or-less-owned affiliate                                 -               -                -               -
                                                          ------          ------           ------          ------

Fixed Charges                                             53,250          91,374           68,978          25,650
                                                          ======          ======           ======          ======

Ratio of Earnings to Fixed Charges                         (0.71)          (0.60)           (0.71)           2.29
                                                          ======          ======           ======          ======

Coverage Deficiency                                       15,267          36,755           19,906         (33,135)
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